EXHIBIT 3.3

                                                                       CONFORMED

                         CERTIFICATE OF INCORPORATION
                                      OF
                       MARKET HUB PARTNERS FINANCE, INC.

            FIRST:The name of the Corporation is Market Hub Partners Finance, Inc. (the "Corporation").

            SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name and address of its registered agent for service of process in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801.

            THIRD: The purpose of the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware or any successor statute (the "DGCL").

            FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value $0.01 per share ("Common Stock"). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation may from time to time determine.

            The following is a statement of the powers, preferences and rights and the qualifications, limitations or restrictions, of the Common Stock.

                           SECTION I.  COMMON STOCK

            (a) DIVIDENDS. The holders of the Common Stock shall be entitled to receive such dividends thereon, if any, as may be declared from time to time by the Board of Directors of the Corporation.

            (b) LIQUIDATION. In the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled to receive pro rata such assets and properties of the Corporation, tangible and intangible, as are available for distribution to stockholders.

            (c) VOTING. Each share of Common Stock shall be entitled to one vote on each matter submitted to a vote of holders of Common Stock. Shares of Common Stock shall be entitled to vote on each matter submitted to a vote of stockholders.

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                            SECTION II. CAPITAL STOCK

            (a) REGARDING PREEMPTIVE RIGHTS. No stockholder of the Corporation shall by reason of his holding shares of any class of capital stock of the Corporation have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares (whether now or hereafter acquired) of any class of capital stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of capital stock of the Corporation now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting or other rights of such stockholder, and the Board of Directors of the Corporation may issue or authorize the issuance of shares of any class of capital stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to subscribe for or acquire shares of any class of capital stock of the Corporation, without offering any such shares of any such class, either in whole or in part, to the existing stockholders of any such class.

            (b) CUMULATIVE VOTING. Cumulative voting of shares of any capital stock having voting rights is prohibited.

            FIFTH: (a) DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. In addition to the authority and powers conferred upon the Board of Directors of the Corporation by the DGCL or by this Certificate of Incorporation, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws adopted by the Corporation; PROVIDED, HOWEVER, that no Bylaws hereafter adopted by the stockholders of the Corporation, nor any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

            (b) NUMBER, ELECTION AND TERMS OF DIRECTORS. The number of directors which shall constitute the whole Board of Directors of the Corporation shall be one until otherwise established by resolution of the Board of Directors. Each director shall hold office until the annual meeting at which such director's term expires and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

            SIXTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director; PROVIDED, HOWEVER, that the foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or as such provision may hereafter be amended, supplemented or replaced,

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or (iv) for any transactions from which such director derived an improper personal benefit. If the DGCL is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

            SEVENTH: To the fullest extent permitted by the DGCL, as the same may be amended and supplemented, the Corporation may indemnify any and all persons who serve as officers or directors of the Corporation, and the Corporation may indemnify any other persons whom it shall have the power to indemnify under said law, from and against any and all of the expenses, liabilities or other matters referred to in or covered by the DGCL. The indemnification provided for herein shall not be deemed exclusive of any other rights to which any of those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the official capacity of such person and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

            EIGHTH: The Bylaws of the Corporation may be adopted, amended or repealed by the stockholders of the Corporation at any annual or special meeting, by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, and, except as may be otherwise required by law, the power to adopt, amend or repeal the Bylaws of the Corporation is also vested in the Board of Directors of the Corporation.

            NINTH: The name and mailing address of the person who is to serve as the initial director of the Corporation until the first meeting of the Stockholders or until his successor is duly elected and qualified, is as follows:

            NAME                    ADDRESS
            ----                    -------

            Anthony J. Clark  16420 Park 10 Place, Suite 420
                                    Houston, Texas  77084

            The name and address of the incorporator is as follows:

            NAME                    ADDRESS
            ----                    -------

            Anthony J. Clark  16420 Park 10 Place, Suite 420
                                    Houston, Texas  77084

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            I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of January, 1998.

                                    /s/ ANTHONY J. CLARK
                                    Anthony J. Clark

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